EXHIBIT 10.19

                        INDEPENDENT CONSULTING AGREEMENT
                                     BETWEEN
          WORLDWIDE STRATEGIC PARTNERS, INC. AND GLOBAL RESOURCES CORP.



This Independent Consulting Agreement ("Agreement") is made and entered into effective this the 26th day of November 2007, by and between Worldwide Strategic Partners, Inc., hereinafter referred to as ("Consultant"), a Texas corporation with address being 5847 San Felipe, Suite 3275. Houston, TX 77057 and Global Resource Corp. (PinkSheets/GBRC), hereinafter referred to as ("Company"), a Nevada corporation with address being 408 Bloomfield Drive, Suite 3, West Berlin, NJ 08091

WHEREAS, Company is a worldwide petroleum research, engineering, development, and manufacturing company that is responsible for bringing innovation and new technologies to the petrochemical industries where they offer many proprietary solutions in enhanced oil & energy recovery processes.

WHEREAS, Consultant has been engaged by Company to provide general consulting services and assist Company in the commercialization of Company's technologies. Consultant will identify business opportunities for utilization of Company's technologies including the private and public sectors. Company acknowledges and agrees that Consultant is not being engaged to raise investment or obtain equity partners, as Company has already engaged these services from other Consultants.

WHEREAS, Consultant's team may include members under a subcontract agreement that will lobby directly on behalf of Company. These members will comply with the lobbying disclosure laws and statutes as reflected in the Lobbying Disclosure Act of 1995 and Amendments. Company will acknowledge and grant Consultant the ability to designate the lobbying team working with. Consultant on behalf of Company. Company will need to sign a separate letter reflecting approval of the members of the lobbying team providing these services. The fees incurred for the lobbying services will be paid out of the fees the Company pays to Consultant, which a portion will be designated for the exclusive lobbying services performed. Consultant acknowledges that Company may need to disclose this Consultant contract including lobbying services since they are a publicly traded company to comply with any SEC or disclosure regulations.

NOW THEREFORE, the Parties covenant and agree as follows:

A. Scope of Consulting Agreement
   -----------------------------

Consultant shall, through the use of its best effort, endeavor to assist Company in obtaining Company's goals, as outlined above. Company will provide Consultant a detailed scope and analysis of Company's performance objectives. This will be done by the Company within 10 days of execution of this agreement, including supplying documents or holding face to face meetings to discuss Consultant's scope of work.

B. Term of Agreement
   -----------------

The initial term of this Agreement shall be for 6 months, commencing on November 26th 2007, and ending on May 25th 2008. This Agreement shall be automatically renewable for an additional 6 months upon mutual agreement by the Parties. Each renewal of the Agreement shall be governed by the same terms and conditions contained in this Agreement. Subject to the foregoing, either party to this Agreement may give notice of termination ("Notice of Termination") of this Agreement through written notice after the initial 90 days term to the other party's designated representative for notice. The Notice of Termination shall be deemed given upon the earlier of receipt: 5 days after deposit with an internationally

                        INDEPENDENT CONSULTING AGREEMENT
                                     BETWEEN
          WORLDWIDE STRATEGIC PARTNERS, INC. AND GLOBAL RESOURCES CORP.



recognized express courier, or 10 days after deposit in the mail. The sending of the Notice of Termination shall terminate the Agreement effective on the date received. Notice of Termination may only be given via 1.) overnight delivery service or 2.) facsimile transmission. The giving of Notice of Termination shall not terminate any of the Parties' obligations under the Agreement until the Termination Date occurs.

C. Compensation of Consulting Services
   -----------------------------------

Company shall pay the Consultant a monthly fee of 50,000 shares of the Company's restricted 144 common stock commencing on the date of execution of this agreement and on the 26th day of every month thereafter. The monthly retainer will be deemed earned on the 26th day of every month during the term of this agreement for as long as it remains in effect. The shares are to be delivered immediately, on the 26(2)' day of every month, in fully accountable and non-assessable form pursuant to the Consultant's delivery instructions. The monthly fee payable as shares under this section shall not be refundable and fully vest upon receipt on the 26th day of every month during the term of this agreement for as long as it remains in effect.

Company understands that despite best efforts of Consultant, Goals may not be obtained or achieved Company understands and agrees that Consultant cannot warrant or guarantee outcome of the Goals, and that Consultant have made no representation to Company about the probable outcome of the Goals.

Company acknowledges and agrees that the issuance of these restricted common shares are done so under the SEC Rules and Regulations and can be disclosed since Consultant is engaged to perform services on behalf of Company.

D. Expenses
   --------

The Company will reimburse the Consultant for out of pocket expenses including travel and lodging expenses incurred, on behalf of Company's business but only upon presentation of a detailed description of the expenses incurred, and only to the extent that the Company approves in advance and in writing any expenditure in excess of $1,000.00.

E. Key Personnel
   -------------

Consultant may suggest to Company other business or legal entities he retained to perform specific services on behalf of Company, which Company will need to engage these business legal persons or entities under a separate agreement. Company may seek to have Consultant assistance in coordinating with other business entities in the performance of their services.

Consultant agrees that all matter discussed with Company will remain confidential unless the Company expressly allows this information to be conveyed to third parties.

F. Independent Contractor: No Agency and No Joint Venture
   ------------------------------------------------------

The Parties expressly agree that this Agreement does not create an agency agreement or a joint venture agreement. The Parties expressly agree that Consultant are independent contractors entitled to use and

                        INDEPENDENT CONSULTING AGREEMENT
                                     BETWEEN
          WORLDWIDE STRATEGIC PARTNERS, INC. AND GLOBAL RESOURCES CORP.



exercise their own judgment and discretion. While all actions shall be taken in consultation with Company, Consultant shall not be obligated to carry out any course of action, of which the Consultant do not approve or agree.

G. LIMITATION ON WARRANTIES
   ------------------------

THIS IS A BUSINESS SERVICE ENGAGEMENT. CONSULTANT WARRANTS THAT THEY WILL PERFORM CONSULTING SERVICES HEREUNDER IN GOOD FAITH. CONSULTANT DISCLAIM ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, WITHOUT LIMITATION, WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


H. Confidential Information
   ------------------------

In order for Consultant to effectively carry out their functions under this Agreement, the Parties understand that Consultant will come into possession of information that Company may otherwise deem confidential. However, unless Company specifically limits the disclosure of the information by giving written notice of the specific information ii desires to maintain confidential, Consultant may make necessary disclosures and convey such information to third parties, if such disclosure is necessary, in Consultant' opinion, to achieve the Company's' Goals. Consultant expressly warrants that such disclosures will not be made except in the direct course of carrying out Consultant' functions under this Agreement. Company expressly agrees to waive any action it may have for disclosure of such confidential information, unless Company has given written notice to Consultant directing Consultant not to disclose.

I. Law Governing Agreement
   -----------------------

Company and Consultant agree that the laws governing this Agreement shall he under the laws of Texas with venue being Houston, Harris County. This Agreement shall he interpreted pursuant to Texas Laws and Statutes

J. AGREEMENT SUBJECT TO ARBITRATION
   --------------------------------

ANY DISPUTE ARISING BETWEEN COMPANY, ITS CLIENT AND CONSULTANT UNDER THIS AGREEMENT SHALL BE SUBMITTED TO BINDING ARBITRATION, SUCH ARBITRATION TO BE HELD UNDER THE RULES OF ARBITRATION SET BY THE AMERICAN ARBITRATION ASSOCIATION. ARBITRATION WILL BE HELD IN HOUSTON, HARRIS COUNTY, TEXAS. COMPANY. ITS CLIENT AND CONSULTANT AGREE THE ARBITRATION AWARD MAY BE ENFORCED AS A JUDGMENT BY PETITION TO ANY FEDERAL. COURT IN THE UNITED STATES AND HOUSTON, HARRIS COUNTY, TEXAS HAVING PROPER JURISDICTION OR ANY OTHER COURT WHICH HAS PROPER JURISDICTION OVER THIS AGREEMENT.

K. Limitation on Actions
   ---------------------

All legal actions arising under or related to this Agreement must be commenced within 1 year of the Termination Dates of the Agreement.

                        INDEPENDENT CONSULTING AGREEMENT
                                     BETWEEN
          WORLDWIDE STRATEGIC PARTNERS, INC. AND GLOBAL RESOURCES CORP.

L. Limitation on Damages
   ---------------------

Consultant shall not be responsible or liable to Company for any actions. damages, claims, liabilities, costs, expenses, or losses arising out of or related to this Agreement or the consulting services performed hereunder in excess of the fees of the amount paid to Consultant by Company under this Agreement. In no event shall Consultant be liable for consequential, special, indirect, incidental, punitive or exemplary damages, costs, expenses, or losses (including, without limitation, lost profits and opportunity costs). The provisions of this paragraph shall apply regardless of the form of action, damage, claim, liability, cost, expense or losses whether in contract, tort, statute or otherwise.

M. Additional Warranties and Representations of Panics
   ---------------------------------------------------

      1. The signing Parties represent and warrant to the other that they have the right and authority to enter this Agreement and to bind such Party to the rights and obligations set forth herein, and that all required corporate and/or governmental permission, consent and authorization has been obtained in order to make this Agreement effective.

            This Agreement may not be assigned by either party or transferred by operation of law to any other person or organization without the express written approval of the other party.

      2. Company and Consultant agree to carry out their business consulting services in compliance with the laws and statutes of the United States. Texas and jurisdiction of Consultant's company formation. All the parties to this transaction agree that it will be done in compliance with the laws of the United States including any disclosure requirements or SEC regulations regarding Company, as a publicly traded company.

      3. Except as provided in this Agreement, neither party shall have the right, power, or authority to act or to create any obligation, express or implied, on behalf of the other

      4. The Arbitration. indemnification provisions set forth in the Agreement, and any other provision. which by its sense and context is appropriate, shall survive the termination of this Agreement by either party for any reason.

      5. The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify, or place any construction upon or on any provisions of Agreement.

      6. All exhibits to this Agreement are incorporated herein by reference and made part of this Agreement.

      7. Neither party shall be in breach of this Agreement in the event it is unable to perform its obligations under this Agreement as a result of natural disaster, war, or emergency conditions.

      8. If any provision of this Agreement shall be held to be invalid or unenforceable by a competent court having proper jurisdiction, the other provisions shall remain valid.

                        INDEPENDENT CONSULTING AGREEMENT
                                     BETWEEN
          WORLDWIDE STRATEGIC PARTNERS, INC. AND GLOBAL RESOURCES CORP.



      9. The parties agree that this Agreement supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject hereof. No representations or statements of any kind made by either party, which are not expressly stated herein, shall be binding on such party.



IN WITNESS THEREOF, the panics have executed this Agreement as of this 26th day of November, 2007.



WORLDWIDE STRATEGIC PARTNERS. INC. ("CONSULTANT")



/s/ Steve Payne
-------------------------------------
By: Steve Payne, President




GLOBAL RESOURCE CORP. ("COMPANY")



/s/ Jeffrey J. Andrews
-------------------------------------
By: Jeffrey J. Andrews, CFO, Officer, Director